UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 6, 2005

Date of Report (Date of earliest event reported)

PepsiCo, Inc.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

1-1183	13-1584302
(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road, Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01 Regulation FD Disclosure

The information in this Current Report is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

In advance of meetings with investors next week, PepsiCo today reaffirmed its 2005 52-week guidance of mid-single digit volume and net revenue growth, and approximately 8% division operating profit growth. The company also reaffirmed that it expects to deliver 52-week 2005 EPS of at least $2.56, with cash from operating activities of approximately $5.7 billion and net capital spending of approximately $1.6 billion. Including the impact of the 53rd week, the company expects at least mid-single digit net revenue growth, approximately 10% division operating profit growth, EPS of at least $2.60, cash from operating activities of at least $5.7 billion and net capital spending of approximately $1.6 billion.

The company also reaffirmed that it expects to repurchase shares of its common stock in the amount of $2.5-$3.0 billion in 2005.

Reconciliation of GAAP and Non-GAAP Information

In 2005, we will have an additional week of results (53rd week) as our fiscal year ends on the last Saturday of each December, resulting in an additional week of results every five or six years. Earnings per share, net revenue growth and division operating profit, all excluding the impact of the 53rd week of results in 2005, are not measures defined by generally accepted accounting principles (GAAP). We believe investors should consider these measures excluding the 53rd week of results in 2005, since these measures are more comparable to prior years and more indicative of our ongoing annual performance.

Management operating cash flow is the primary measure management uses to monitor cash flow performance. It is not a measure defined under GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Further, management operating cash flow excluding the impact of the 53rd week in 2005 is not a measure defined by GAAP. We believe investors should consider our management operating cash flow without the impact of the 53rd week in 2005 since it is more comparable to prior years and more indicative of our ongoing annual performance.

2005 Guidance Reconciliation

	Estimated 52 Weeks	Impact of 53rd Week	Estimated 53 Weeks
Net Revenue Growth	Mid single digits	1-2%	At least mid single digits
Division Operating Profit	~8%	~2%	~10%
Diluted EPS	$2.56+	$0.04-$0.05	$2.60+
Operating Cash Flow	$5.7B	~$0.05B	$5.7B+
Less: Net Capital Spending	1.6B	Minimal	1.6B

Management OCF	$4.1B	~$0.05B	$4.1B+

We are evaluating whether to repatriate international cash in 2005 under the provisions of the American Jobs Creation Act (the “AJCA”). Our earnings guidance does not include the potential impact of the AJCA.

Cautionary Statement

This report contains statements concerning PepsiCo’s expectations for future performance. Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections about future events and trends. As such, they are subject to numerous risks and uncertainties. Actual results and performance may be significantly different from expectations. Please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, for a discussion of specific risks that may affect our performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2005	PepsiCo, Inc.

	By:	/s/ Thomas H. Tamoney, Jr.
Thomas H. Tamoney, Jr.
Vice President, Associate General Counsel
And Assistant Secretary